ISRAMCO, INC.

               575 Madison Avenue, Suite 1006, New York, New York

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           To be held October 24, 1997



DEAR STOCKHOLDER:

     NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Shareholders of Isramco, Inc. will be held at The Harmonie Club, 4 East 60th Street, New York, New York 10022, on October 24, 1997 at 10:00 A.M. for the following purposes:

Proposal 1.       To elect four (4) directors for the ensuing year.

Proposal 2.       To approve the  appointment of Richard A. Eisner & Company,
                  LLP as independent auditors of the Company for 1997.

     To consider any other matter which may properly come before the meeting.

     A Proxy Statement relating to this meeting is enclosed herewith. Shareholders of record at the close of business on September 17, 1997 are entitled to notice of and to vote at the meeting or any adjournment thereof. I hope you plan to attend the Annual Meeting. It is requested that you read carefully the attached Proxy Statement for information on matters to be considered and acted upon.


                             YOUR VOTE IS IMPORTANT

You are urged to date, sign and promptly return your Proxy so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The prompt return of your signed Proxy, regardless of the number of shares you hold, will aid the Company in reducing the expense of additional Proxy solicitation. The giving of such Proxy does not affect your right to vote in person in the event you attend the meeting.


                                         /s/  HAIM TSUFF
                                         ---------------------------------------
                                         Haim Tsuff
                                         Chairman of the Board
                                         Chief Executive Officer

September 18, 1997

                                  ISRAMCO, INC.

               575 Madison Avenue, Suite 1006, New York, New York


                    ANNUAL MEETING OF SHAREHOLDERS TO BE HELD

                                October 24, 1997



                                 PROXY STATEMENT


General Information
-------------------

     This Proxy Statement is being furnished in connection with the solicitation of proxies in the enclosed form on behalf of the Board of Directors of Isramco, Inc. (the "Company") for use at the annual meeting of stockholders, to be held on October 24, 1997 at 10:00 A.M., local time, at The Harmonie Club, 4 East 60th Street, New York, New York 10022, and at any adjournments thereof (the "Annual Meeting").

Voting and Revocability of Proxies
----------------------------------

     Unless authority to vote is herein withheld or is withheld with respect to any specific nominee or proposal, all shares represented by properly signed Proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted for (i) the election of those persons nominated herein for election as directors and (ii) the approval of the appointment of Richard A. Eisner & Company, LLP as the Company's independent auditors.

     As of the date of this Proxy Statement, the Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than that referred to above. If any other business property comes before the Annual Meeting, the persons designated in the enclosed Proxy will vote on such business in accordance with their best judgment.

     Proxy Cards for use by the Company's stockholders accompany this Proxy Statement.

     Any stockholder who executes and returns a Proxy Card may revoke it at any time before it is exercised by delivering to the Secretary of the Company, at the offices of the Company at the address set forth above, either an instrument revoking the proxy, or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

     This Proxy Statement is being first given or sent to the Company's Shareholders on or about September 17, 1997.

Solicitation of Proxies
-----------------------

     The enclosed Proxy is being solicited by the Board of Directors of the Company for use in connection with the Annual Meeting. The cost of such solicitation will be borne by the Company. Solicitation may be made by directors, officers, employees and management of the Company, however, such persons will not receive any fees for such solicitation. Proxies may be solicited in person or by mail, telephone, telegram, mailgram, or other means. Brokers, nominees, fiduciaries and other custodians have been requested to forward such soliciting material to the beneficial owners of shares held of record by such custodians. Such custodians may be reimbursed for their expenses.

Voting Securities and Holders Thereof
-------------------------------------

     As of the close of business on September 17, 1997, the record date for voting at the Annual Meeting, the Company had 26,398,523 shares of common stock, par value $0.01 per share outstanding. Such shares were held by approximately 1,066 shareholders of record. The total number of votes entitled to be cast at the Annual Meeting is 26,398,523.

Submission of Shareholder Proposals for 1997 Annual Meeting
-----------------------------------------------------------

     Under the rules of the Securities and Exchange Commission, Shareholder proposals intended to be presented at the 1997 Annual Meeting of the Company must be received by the Company at its principal executive offices at 575 Madison Avenue, Suite 1006, New York, New York by January 8, 1998 for inclusion in the Proxy Statement and form of Proxy relating to that meeting.

Quorum and Voting Requirements
------------------------------

     The holders of a majority of the shares issued and outstanding and entitled to vote in person or represented by proxy will constitute a quorum for the transaction of business at the Annual Meeting. Assuming a quorum is present, the affirmative vote of a majority of shares present in person or by proxy and voting on a matter is necessary for approval.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS
                              ---------------------

Board of Directors and Committees
---------------------------------

     The business of the Company is managed by its Board of Directors. The Board of Directors is presently comprised of four (4) directors, of which all four (4) directors are standing for re-election. The number of members of the Board of Directors is fixed by a majority of the Board of Directors. The Board of Directors held thirteen (13) meetings during the period from December 31, 1995 through December 31, 1996 and each director attended at least 90% of the scheduled meetings.

     At the Annual Meeting, four (4) directors are to be elected, to hold office pursuant to the Company's By-laws, for a term of one year and until a successor shall be elected and qualified. Unless otherwise instructed, the shares represented by the Proxies, will be voted FOR the election of the nominees in the Proxy Statement and on the Proxy Card.

Because of the size of the Board of Directors the Company does not require a standing audit, nominating or compensation committee of the Board of Directors.

     Each Director receives a fee of $750.00 for attendance at a meeting of the Board of Directors. Directors participate in the Company's Stock Incentive Plan and are eligible to receive stock options granted under this Plan.

Information Concerning Nominees
-------------------------------

     Each of the four (4) nominees named on the following pages has been nominated for election as a director of the Company to serve until the 1998 Annual Meeting of Shareholders, or until his successor has been duly elected and qualified. All four (4) of the nominees are currently directors of the Company. If so authorized, the persons named in the accompanying Proxy Card intend to vote FOR the election of each nominee. Shareholders who do not wish their shares to be voted for a particular nominee may so indicate in the space provided on the Proxy Card. If one or more of the nominees should become unavailable to serve at the time of the Annual Meeting, the shares presented by proxy will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Board of Directors. The Board of Directors knows of no reason why any of the nominees will be unavailable to serve.

     There follows a brief description of each of the nominees principal occupation and business experience, age and directorships held in other corporations.

     The Board of Directors recommends a vote FOR each of the nominees identified on the following pages.

Daniel Avner has been a director and Secretary of the Company since May 1996. Since July 1997 Mr. Avner has been President of the Company. Mr. Avner since 1992 has been the General Manager of E.D.R. GMBH Co., a company which engages in investment, development and management of residential property in Germany. From 1991 to 1992 Mr. Avner was a Financial Analyst with Proctor & Gamble Company in Germany. Mr. Avner holds a BA Degree in Accounting and Economics from the University of Tel Aviv and a Masters of Business Administration from Duke University. Age 35.

Tina Maimon Arckens has been a director of the Company and a director of Isramco Oil and Gas Ltd. since March 1997. Mrs. Arckens is the sister of Jackob Maimon, the Chairman of the Board of Directors of Naphtha Holdings Ltd. and Naphtha Israel Petroleum Corp. Ltd. Age 43.

Avihu Ginzburg has been a director of the Company since July 1997. Dr. Ginzburg is currently Emeritus Professor of Geophysics at Tel Aviv University. In 1996 he was Visiting Professor in Exploration Geophysics at Curtin University, Perth, Western Australia; and Research Fellow at the Department of Geological Sciences, University College, London. From 1992 - 1995 Dr. Ginzburg held the position of Chairman of Geophysics and Planetary Science at Tel Aviv University. Age 71.

Haim Tsuff has been a director of the Company since January 1996 and the Chairman of the Board of Directors and Chief Executive Officer since May 1996. Mr. Tsuff is Chairman of the Board of Equital Ltd. (previously known as Pass-port Ltd.), a director of Isramco Oil and Gas Ltd. and Chairman of YHK General Manager Ltd. During the past five years, Mr. Tsuff has served as General Manager of Painton Chemical Industries Ltd., a private company which produces printed material. Mr. Tsuff is also the Managing Director and Chairman of the Board of Y. Habaron Ltd. (real estate), Painton Chemical Factors Ltd. (printed material), Madad Ltd. (printed material), Benfica Holdings Ltd. (construction) and Benfica Ltd. (construction), all of which are private companies. Mr. Tsuff is the owner of United Kingsway, Ltd. Age 39.

                             SUMMARY OF COMPENSATION

     The following table sets forth the compensation paid for years 1994 - 1996 to the Chief Executive Officer and the five (5) other highly paid officers and/or key employees of the Company.


                           Summary Compensation Table

                                    Annual Compensation                                            Long-Term Compensation

Name and                            Year      Salary            Bonus            Other Annual      Securities      All Other
Principal                                                                        Compensation      Underlying      Compensation
Position                                                                                  (8)      Options
---------------------------------------------------------------------------------------------------------------------------------

Haim Tsuff                          1996         84,000             ----              ----            ----             ----
  Chairman of the Board
  and Chief Executive Officer (1)

Yuval Ran                           1996         60,000             ----              ----
  Former President (2)

Raanan Wiessel                      1996         70,565             ----              ----                             ----
  Treasurer                         1995         67,962           34,000
  Controller                        1994         56,128           39,000
  Branch Office                                                                                     25,000

Yossi Levy                          1996         36,055                                                                ----
 Branch Manager (3)

Joseph Elmaleh (4)                  1996                                           156,750                             ----
  Former Chairman of                1995           ----                             99,000
  the Board and                     1994           ----          100,000            99,000
  and Former Chief Executive
  Officer

Danny Toledano (5)                  1996        144,000
  Former President,                 1995         30,000             ----
  Former Chief Operating Officer    1994           ----           80,000                                               ----
  and                                              ----                                             30,000
  Former Chief Financial Officer

Alex Helfman (6)                    1996        157,960             ----
  Former Oil and                    1995        126,211           55,000                                               ----
  Gas Supervisor                    1994        114,100           77,100
                                                                                                    30,000

Joshua Folkman                      1996        106,441             ----
  Exploration Manager               1995         92,777           20,000                                               ----
  Branch Office                     1994         92,468           10,000
                                                                                                    20,000

Conrad E. Maher (7)                 1996           ----             ----            99,600
  Former Operations and             1995        112,005             ----              ----
  Technical Manager                 1994        109,791             ----            78,000          25,000
  Branch Office                                                                                     75,000             ----

                                                     - 5 -

Notes

(1) In May of 1996 the Company entered into a Consulting Agreement with a company owned and controlled by Haim Tsuff, the Chairman of the Board and Chief Executive Officer of the Corporation.

(2) In August of 1996 the Company entered into a Consulting Agreement with Yuval Ran, the former President of the Corporation. Mr. Ran resigned as President of the Company on July 15, 1997.

(3) In November of 1996 the Company entered into an Employment Agreement with Yossi Levy, the Managing Director of Naphtha Israel Petroleum Company Ltd. to employ Mr. Levy as the General Manager of the Israel Branch of the Company. The Employment Agreement may be terminated by either party on six
     (6) months' notice.

(4) On April 17, 1996 Dr. Elmaleh resigned as Chairman of the Board of Directors, Chief Executive Officer and a director of the Company. In April of 1996 the Company pursuant to a Termination Agreement paid to Dr. Elmaleh the balance of unpaid consulting fees which is reflected under other Annual Compensation and $270,000 in consideration of a covenant not to compete for a period of three (3) years. The Company also purchased from Southern Shipping and Energy Inc. (a company which Dr. Elmaleh controlled) 292,675 shares of the Company's common stock for $208,238.

(5) In June of 1996 Danny Toledano resigned as President and Chief Operating Officer of the Company and in August 1996 Mr. Toledano resigned as a director. The Company pursuant to a Termination Agreement paid to Mr. Toledano the balance of monies due under his 1995 Employment Agreement, which sum is reflected under salary above, $200,000 in consideration of a covenant not to compete and entered into a Consulting Agreement with a company owned by Mr. Toledano and made an advance payment to said company of $72,000.

(6)  Alex Helfman left the Company in September of 1996.

(7) Conrad E. Maher left the Company in April of 1996 and continued to render services to the Company through December 1996.

(8) Does not include personal benefits which do not exceed 10% of the cash compensation of all officers as a group.

     The following table sets forth information concerning the exercise of stock options during 1996 by each of the named executive officer and key employee and the year end value of unexercised options.

                                       Aggregated Option Exercises
                                                 in 1996
                                       and Year End Option Values
                                       --------------------------


Name                             Shares           Value              Number of        Value of
                                 Acquired         Realized ($)       Securities       Unexercised
                                 on Exercise                         Underlying       In the Money
                                                                     Unexercised      Options at
                                                                     Options (#)      Year End ($)(5)

-----------------------------------------------------------------------------------------------------

Danny Toledano (1)                0                 0                 30,000           0

Alex Helfman (2)                  0                 0                 30,000           0


Joshua Folkman                    0                 0                 20,000           0

Raanan Wiessel                    0                 0                 25,000           0

Conrad Maher (3)                  0                 0                100,000           0

Barry Sahgal (4)                  0                 0                 30,000           0




Notes

(1) Ceased to be an officer of the Company in June 1996 and a director of the Company in August 1996.

(2)  Ceased to be an employee in September 1996.

(3)  Ceased his relationship with the Company in December 1996.

(4)  Ceased to be a director of the Company in May 1996.

(5) The value reported is based on the closing price of the common stock of the Company as reported on NASDAQ on the date of the exercise less the exercise price.

     The following table sets forth information concerning individual grants of stock options made during the 1996 fiscal year to each named executive officer and key employee. The Corporation did not grant any stock appreciation rights during 1996 and has no outstanding SAR's.


                               Option Grants in 1996

                               Individual Grants (1)
                               ---------------------

Name               No. of           % of Total         Exercise      Expiration
                   Shares           Options            Price         Date
                   Underlying       Granted to         ($/SH)
                   Options          Employees
                   Granted
--------------------------------------------------------------------------------

                                     NONE




     All stock options were granted with an exercise price equal to the market price of the common stock on the date of grant.

     The Company during 1996 did not amend or adjust the exercise price of outstanding stock options previously awarded to any of the named executive officers or directors or employees. The only incentive plan which the Company has is its 1993 Stock Option Plan (the "Stock Option Plan").

Stock Option Plan
-----------------

     The Company's Stock Option Plan was adopted with the intention of encouraging stock ownership by directors, officers, employees and consultants of the Company and its subsidiaries. The plan provides for stock options of up to 500,000 shares of common stock of the Company. Options may either be options intended to qualify as "incentive stock options" or "non-statutory stock options", as those terms are defined in the Internal Revenue Code.

     Employees (including officers) of the Company are eligible to receive incentive stock options, however, non-statutory stock options may be granted to officers, directors, employees and consultants of the Company and its subsidiaries. Options are granted for a period of up to ten (10) years from the grant date for an exercise price of not less than 100% of the fair market value of the securities of the Company's common stock on the date of grant. As of this date no persons have been appointed to fill the current vacancies on the committee which administers this plan.

           SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND KEY EMPLOYEES

     On August 18, 1997 the Directors, executive Officers and certain key employees of the Company beneficially owned, the aggregate 45,000 shares of the Company's common stock (comprising less than 1% of the shares outstanding) including 45,000 shares under options which are currently exercisable. Unless otherwise indicated, the individuals named hold sole voting and investment power over the shares listed below.

                                                                     Number of
                                                                      Shares
                                                                      Owned
Name                         Position                              Beneficially
----                         --------                              ------------


Haim Tsuff (1)               Chairman of the Board,                        0
                             Chief Executive Officer,
                             and Director

Daniel Avner                 President, Secretary and Director             0

Joshua Folkman               Exploration Manager                      20,000
                                                                          (2)

Avihu Ginzburg               Director                                      0

Tina Maimon Arckens          Director                                      0

Raanan Wiessel               Treasurer - Controller                   25,000
                                                                          (3)
All Directors, Officers
 and Key Employees as a Group                                       --------
 (six persons)                                                        45,000


Notes

(1) Haim Tsuff is also the Chairman of the Board of Equital Ltd. (formerly known as Pass-port Ltd.) which owns and controls 43.4% of JOEL which controls 86.6% of Naphtha Israel Petroleum Corporation Ltd. (the parent of Naphtha Holdings Ltd.). Mr. Tsuff owns and controls 100% of United Kingsway Ltd. (which has a controlling interest in a limited partnership which holds 44.5% of Equital Ltd.). For more information see Security Ownership of Certain Beneficial Owners.

(2) Includes 20,000 shares of common stock issuable upon exercise of Stock Options.

(3) Includes 25,000 shares of common stock issuable upon exercise of Stock Options.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Set forth below is certain information with respect to ownership of the Company's securities as of August 19, 1997 by persons or entities who are known by the Company to own beneficially more than 5% of the outstanding shares of the common stock, as determined in accordance with Rule 13d-3 under the Act.

Name of                                No. of
Beneficial Owner                    Common Shares               Percentage
----------------                    -------------               ----------

Naphtha Holdings Ltd. *              14,874,225                   47.3% +

Haim Tsuff *

United Kingsway Ltd *

Notes

* Haim Tsuff owns and controls 100% of United Kingsway Ltd. (Kingsway) which holds a 74% interest in YHK Investment Limited Partnership (YHK). The General Partner of YHK is YHK General Manager Ltd. and Haim Tsuff, Joseph Tsuff (the father of Haim Tsuff) and Tina Maimon- Arckens (the sister of the Chairman of the Board of Naphtha Israel Petroleum Company Ltd.) (Naphtha) are the directors of YHK General Manager Ltd. YHK owns of record 44.5% of Equital Ltd. (formerly known as Pass-port Ltd.). Equital Ltd. owns 43.4% of J.O.E.L. - Jerusalem Oil Exploration Ltd. (JOEL). JOEL owns 86.6% of Naphtha, which holds 100% of Naphtha Holdings Ltd. Naphtha Holdings Ltd. owns of record approximately 37.4% of the issued and outstanding common stock of the Company, Naphtha Holdings Ltd. also holds 2,500,000 Class A Warrants and 2,500,000 Class B Warrants of the Company. Haim Tsuff is the Chairman of the Board, Chief Executive Officer and a director of the Company and Chairman of the Board and a director of Equital Ltd., and Kingsway.

     As a result of the foregoing, Haim Tsuff, Kingsway, YHK, Equital Ltd., JOEL, and Naphtha may be deemed to control the Company.

+ This percentage is based on 26,398,523 shares of common stock outstanding August 19, 1997 plus the issuance of an additional 5,000,000 shares of common stock in the event of the exercise of the Class A and Class B Warrants by Naphtha Holdings Ltd. If the Class A and Class B Warrants are not executed the issued and outstanding shares of the common stock the Company held by Naphtha Holdings Ltd. as of the date hereof is 37.4%

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Office Facilities and Various Agreements
----------------------------------------

     The Company as of September 1996 moved its New York office to 575 Madison Avenue, New York, New York pursuant to a month to month rental agreement. Previously, the Company had a license agreement from Petronav Inc. to use its New York office at 800 Fifth Avenue, New York, New York. During 1996, the Company paid $24,000 to Petronav Inc. under this license agreement. Petronav Inc. is a company 100% owned and controlled by Dr. Joseph Elmaleh (the former Chairman of the Board of Directors and Chief Executive Officer of the Company). Management believes that the cost for these office premises is comparable to other similar office space in New York City.

Service Agreement with J.O.E.L.
-------------------------------

     From January 1996 through October 15, 1996 the Company paid to J.O.E.L. $15,000 per month for office rental, office services, secretarial services and computer services in Tel Aviv, Israel. In October 1996 this monthly charge was reduced to $8,000 per month (upon Naphtha taking occupancy in the offices and paying its respective share of charges). The payment for 1996 was $162,500. The charge also includes the usage of offices and office services for Isramco-Negev 2 Limited Partnership. From January 1, 1996 through March 12, 1996 the Company paid to J.O.E.L. $14,323 for the services of Danny Toledano. Management believes that the amount which it pays to J.O.E.L. for rent and office services is comparable to charges for rent and office services in comparable locations in Israel.

Agreements with Danny Toledano
------------------------------

     In October 1995 the Company entered into an Employment Agreement with Mr. Toledano which provided for a payment of annual salary of $144,000 per annum payable in installments of $12,000 per month. The term of the agreement was for one (1) year. In June of 1996 the Company terminated its Employment Agreement with Mr. Toledano and paid to Mr. Toledano a lump sum of $72,000 for the balance of the employment term. Pursuant to the terms of a Termination Agreement between the Company and Mr. Toledano, Mr. Toledano resigned as President and Chief Operating Officer of the Company, and executed a Covenant Not to Compete Agreement with the Company. Pursuant to the terms of the Covenant Not to Compete, Mr. Toledano agreed that for a period of five (5) years he would not directly or indirectly compete with the Company in connection with the exploration for oil and gas in the State of Israel, the territorial waters off Israel or the territories currently under control of the State of Israel. In consideration for the covenant not to compete, the Company paid to Mr. Toledano the sum of $200,000. The Company also entered into a Consulting Agreement with Natural Resources Exploration Services B.V., a Netherlands corporation controlled by Mr. Toledano. Pursuant to the Consulting Agreement between the Company and Natural Resources Exploration Services B.V., the Company paid a lump sum payment of $72,000 to Natural Resources Exploration Services B.V. to provide the services of Mr. Toledano to the Company through June 23, 1997.

Consulting  Agreement  with  Dr.  Joseph  Elmaleh  and  Subsequent   Termination
Agreement
--------------------------------------------------------------------------------

     In July of 1995 the Company formalized its existing oral consulting agreement with Dr. Joseph Elmaleh and entered into a written Consulting Agreement for the payment to Dr. Elmaleh of an annual fee of $99,000 payable in equal monthly installments of $8,250. The expiration of the term of the Consulting Agreement commenced August 1, 1995 and was to expire July 31, 1997. Under the terms of a Termination Agreement made on April 17, 1996, Dr. Elmaleh resigned as the Chairman of the Board, Chief Executive Officer and a director of Isramco and its subsidiaries, the Company terminated the 1995 Consulting Agreement with Dr. Elmaleh and (i) paid to him the sum of $123,750 representing the balance of unpaid consulting fees; (ii) paid to him the sum of $270,000 for a non-compete agreement in connection with the exploration for oil and gas in the State of Israel, the territorial waters off Israel or the territories currently under control of the State of Israel for a term of three (3) years. The Company also purchased from Southern Shipping and Energy Inc. (a company controlled by Dr. Elmaleh) 292,675 shares of the common stock of the Company held by Southern Shipping and Energy Inc. for a purchase price of $208,238.

Consulting Agreement with Haim Tsuff
------------------------------------

     In May of 1996 the Company entered into a Consulting Agreement with a company owned and controlled by Haim Tsuff, the Chairman of the Board of Directors and Chief Executive Officer of the Corporation. Pursuant to this Consulting Agreement which has a term of two (2) years, the Company agreed to pay the sum of $144,000 per annum in installments of $12,000 per month, in addition to reimbursing all reasonable business expenses incurred during the term in connection with the performance of services on behalf of the Company. In April 1997 the consulting compensation was increased to $240,000 per annum.

Consulting Agreement with Yuval Ran
-----------------------------------

     In August of 1996 the Company entered into a Consulting Agreement with Yuval Ran, the President of the Corporation. Pursuant to this Consulting Agreement which has a term of three (3) years, the Company agreed to pay Mr. Ran the sum of $144,000 per annum in installments of $12,000 per month, in addition to reimbursing all reasonable business expenses incurred during the term in connection with the performance of services on behalf of the Company. In April 1997 the consulting compensation was increased to $240,000 per annum. Mr. Ran resigned as President of the Company on July 15, 1997 and his Consulting Agreement has terminated.

                                 PROPOSAL NO. 2

Appointment of Independent Auditors
-----------------------------------

     Subject to the approval of the shareholders, the Board of Directors has selected Richard A. Eisner & Company, LLP as independent auditors to audit the accounts of the Company for the 1997 calendar year.

     The Company's financial statements for the year ended December 31, 1996 were audited by Richard A. Eisner & Company, LLP.

     Richard A. Eisner & Company, LLP has no interest or relationship with the Company except in the capacity of independent public accountants, nor has that firm had any other interest or relationship with the Company in the past.

     A representative of the firm is expected to be present at the 1996 Annual Meeting. Such representative will have the opportunity to make a statement, if they so desire, and will be available to respond to appropriate stockholder questions.

Recommendation of Board of Directors
------------------------------------

     THE BOARD OF DIRECTORS OF THE COMPANY  RECOMMENDS A VOTE FOR THE  FOLLOWING
PROPOSAL:

          RESOLVED, that the appointment by the Board of Directors of the firm Richard A. Eisner & Company, LLP as Independent Auditors for the Company for the year 1997 is hereby approved.

                                  OTHER MATTERS
                                  -------------

     Management does not know of any other matters to come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.

     IT IS IMPORTANT THAT YOU RETURN YOUR SIGNED PROXY PROMPTLY, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

                                  By Order of the Board of Directors,


                                  /s/  HAIM TSUFF
                                  ----------------------------------------------
                                  Haim Tsuff
                                  Chairman of the Board
September 18, 1997


     A copy of the Company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission, is available without charge to shareholders upon written request to:

Secretary, Isramco, Inc., 575 Madison Avenue, Suite 1006, N.Y., N.Y. 10022

                                  ISRAMCO, INC.

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                                October 24, 1997



                This Proxy is solicited on behalf of the Board of
              Directors of ISRAMCO, INC. and the Board of Directors
                recommends a vote FOR Proposal 1 and Proposal 2.


     The undersigned having received the Notice and Proxy Statement for the Annual Meeting of Shareholders hereby revokes all prior proxies, and appoints Haim Tsuff and Daniel Avner and each of them, proxies, with power of substitution, to vote in the manner indicated below, and with discretionary authority as to any other matter that may properly come before the meeting, all my (our) shares of record of Isramco, Inc. at the Annual Meeting of Shareholders to be held October 24, 1997, and at any postponements and adjournments thereof. Unless you indicate otherwise, this Proxy will be voted in accordance with the Board of Directors' recommendations. The Directors recommend a vote FOR Items 1 and 2.

(1)  FOR  [  ]   WITHHOLD VOTE  [  ]   The election of Daniel Avner, Tina Maimon
                                       Arckens, Avihu Ginzburg and Haim Tsuff as directors of the Company to hold office until their successors are elected.

If you desire to withhold authority to vote for the election of any one or more of the nominees listed above, please print the name of such nominee or nominees:
____________________________________.

(2)  FOR  [  ]   AGAINST [  ]   ABSTAIN [  ]   Approve appointment of
                                               Richard A.Eisner & Company,
                                               LLP as independent  auditors of
                                               the Company for 1997.

                                                                      (SEE OVER)

     If no instructions are given, the proxies will vote FOR Items (1) and (2).

                   Dated: ................................................, 1997

                   .............................................................
                   (Signature(s) of Shareholder(s))


                    Note: Please sign exactly as your name appears on your stock certificates. If this stock is jointly held, each owner should sign. Executors, administrators, trustees, guardians and attorneys should so indicate when signing. Attorneys should submit powers of attorney.


                    PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE SO THAT IT MAY BE COUNTED AT THE ANNUAL MEETING ON OCTOBER 24, 1997.